As filed with the Securities and Exchange Commission on October 6, 2005.

Registration No. 333-[        ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address, including zip code, of each registrant’s principal executive offices)

Disney Salaried Savings and Investment Plan

Disney Hourly Savings and Investment Plan

(Full Title of the Plans)

David K. Thompson, Esq.

Senior Vice President-Deputy General Counsel-

Corporate and Corporate Secretary

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code of agent for services)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	30,000,000 shares	$ 24.28	$ 728,400,000	$ 85,733

(1)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered pursuant to the employee benefit plans described herein.

(2)         Represents shares of the registrant’s common stock issuable pursuant to the Disney Salaried Savings and Investment Plan and the Disney Hourly Savings and Investment Plan being registered hereon in the following amounts:  27,500,000 shares under the Disney Salaried Savings and Investment Plan and 2,500,000 shares under the Disney Hourly Savings and Investment Plan (each, a “Plan” and collectively the “Plans”).  Pursuant to a separate registration statement on Form S-8 filed on January 17, 1996 (Registration No. 333 00251), registrant previously registered 2,000,000 shares of common stock issuable pursuant to the Disney Salaried Savings and Investment Plan and pursuant to a registration statement on Form S-8 filed on June 29, 2004 (Registration No. 333 116953), registrant previously registered 2,625,000 shares of common stock issuable pursuant to the Disney Salaried Savings and Investment Plan and the Disney Hourly Savings and Investment Plan, which are not included in the above figure.

(3)         This registration statement shall also cover any additional shares of common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plans.

(4)          Estimated for the sole purpose of determining the registration fee.  Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on October 6, 2005.

REGISTRATION OF ADDITIONAL SECURITIES

AND

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

The Walt Disney Company (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed on January 17, 1996 (Registration No. 333 00251) and the Form S-8 Registration Statement filed on June 29, 2004 (Registration No. 333 116953).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed on December 13, 2004.

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the quarter ended January 1, 2005, filed on February 9, 2005, for the quarter ended April 2, 2005, filed on May 11, 2005 and for the quarter ended July 2, 2005, filed on August 10, 2005.

(c)                                  The Company’s Current Reports on Form 8-K filed October 6, 2004, December 6, 2004, December 23, 2004, January 21, 2005, February 14, 2005, February 16, 2005, February 25, 2005, March 10, 2005, March 17, 2005, May 11, 2005, July 14, 2005, August 9, 2005, August 18, 2005, September 14, 2005, September 23, 2005 and October 6, 2005.

(d)                                 Annual Report of Form 11-K of the Disney Hourly Savings and Investment Plan for the fiscal year ended December 31, 2004, filed on June 24, 2005.

(e)                                  Annual Report of Form 11-K of the Disney Salaried Savings and Investment Plan for the fiscal year ended December 31, 2004, filed on June 24, 2005.

(f)                                    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on November 17, 1999.

All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 8.  Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (No. 333-88105) of the Company, filed September 30, 1999).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K, filed on August 18, 2005).

23.1	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on October 6, 2005.

THE WALT DISNEY COMPANY

By:	/s/ David K. Thompson
David K. Thompson
Senior Vice President-
Deputy General Counsel-Corporate
and Assistant Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Thomas O. Staggs and David K. Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 6, 2005	By:	/s/ Robert A. Iger
Robert A. Iger
Director and President
and Chief Executive Officer
(Principal Executive Officer)

Date: October 6, 2005	By:	/s/ Thomas O. Staggs
Thomas O. Staggs
Senior Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

Date: October 6, 2005	By:	/s/ Brent A. Woodford
Brent A. Woodford
Senior Vice President-
Planning and Control
(Principal Accounting Officer)

Date: October 6, 2005	By:	/s/ George J. Mitchell
George J. Mitchell
Chairman of the Board

Date: October 6, 2005	By:	/s/ John E. Bryson
John E. Bryson
Director

Date: October 6, 2005	By:	/s/ John S. Chen
John S. Chen
Director

Date: October 6, 2005	By:	/s/ Judith L. Estrin
Judith L. Estrin
Director

Date: October 6, 2005	By:	/s/ Fred H. Langhammer
Fred H. Langhammer
Director

Date: October 6, 2005	By:	/s/ Aylwin B. Lewis
Aylwin B. Lewis
Director

Date: October 6, 2005	By:	/s/ Monica C. Lozano
Monica C. Lozano
Director

Date: October 6, 2005	By:	/s/ Robert W. Matschullat
Robert W. Matschullat
Director

Date: October 6, 2005	By:	/s/ Leo J. O’Donovan, S.J.
Leo J. O’Donovan, S.J.
Director

Date: October 6, 2005	By:	/s/ Gary L. Wilson
Gary L. Wilson
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on October 6, 2005.

DISNEY SALARIED SAVINGS AND INVESTMENT PLAN
DISNEY HOURLY SAVINGS AND INVESTMENT PLAN

By:	/s/ Jeffrey E. Shapiro
Jeffrey E. Shapiro
Administrator for the Plans

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (No. 333-88105) of the Company, filed September 30, 1999).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K, filed on August 18, 2005).

23.1	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page).